UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

FUSIONTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53837	26-1250093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 26 Gaoneng Street, High Tech Zone, Dalian, Liaoning Province, China	116025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0411-84799486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 9, 2011, FusionTech, Inc. (the “Company”) completed an initial closing of a private placement of senior convertible promissory notes (the “Notes”) in an aggregate principal amount of $1,100,000. The Notes carry interest at 8% per annum with interest and principal payable on the earlier of (i) 180 days from the final closing of the private placement or (ii) four days after the Company prices its first public offering of its common stock. The holders of the Notes have an option to convert the principal amount of the Notes into shares of the Company’s common stock at the per share price of the public offering. The holders received registration rights requiring the Company to register the shares of common stock issuable upon conversion of the Notes concurrently with the Company’s first public offering of its securities or on demand at any time after 180 days from the final closing of the offering of the Notes. The above descriptions are qualified in their entirety by reference to the complete text of the forms of the Note, the Registration Rights Agreement and the Subscription Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

The Company paid a placement agent, a registered broker-dealer and member of FINRA, a commission of 4% of the principal amount of the Notes placed by the placement agent, or $44,000, and a one-time financial advisory fee of $50,000.

The Company issued the Notes to accredited investors only pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The securities offered in the private placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
4.1	Form of Note
4.2	Form of Registration Rights Agreement
4.3	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSIONTECH, INC.
(Registrant)
Date:	March 15, 2011	By:	/s/ Lixin Wang
		Name:	Lixin Wang
		Title:	Chief Executive Officer